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                                                                      Exhibit 16

                           TRUSTEES POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

        Each of the undersigned, as trustees of the below listed open-end investment company:

                                                 1933 Act          1940 Act
                                                Reg. Number       Reg. Number
                                                -----------       -----------
RIVERSOURCE VARIABLE SERIES TRUST                    *                 *

*To be assigned.

hereby constitutes and appoints Steven R. Lewis, Jr., any other member of the Boards who is not an interested person of the investment manager, and Scott R. Plummer or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any Registration Statement on Form N-14 (including any and all amendments thereto) relating to the merger of RiverSource Variable Portfolio - Core Bond Fund, a series of RiverSource Variable Series Trust into RiverSource Variable Portfolio - Diversified Bond Fund, a series of RiverSource Variable Series Trust, and any other document, upon the advice of counsel, filed by RIVERSOURCE VARIABLE SERIES TRUST with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933 and the Investment Company Act of 1940; and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

         Dated the 11th day of September, 2007.


/s/ Kathleen A. Blatz                     /s/ Jeffrey Laikind
------------------------------------      --------------------------------------
Kathleen A. Blatz                         Jeffrey Laikind


/s/ Arne H. Carlson                       /s/ Stephen R. Lewis, Jr.
------------------------------------      --------------------------------------
Arne H. Carlson                           Stephen R. Lewis, Jr.


/s/ Pamela G. Carlton                     /s/ Catherine James Paglia
------------------------------------      --------------------------------------
Pamela G. Carlton                         Catherine James Paglia


/s/ Patricia M. Flynn                     /s/ Alison Taunton-Rigby
------------------------------------      --------------------------------------
Patricia M. Flynn                         Alison Taunton-Rigby


/s/ Anne P. Jones                         /s/ William F. (Ted) Truscott
------------------------------------      --------------------------------------
Anne P. Jones                             William F. (Ted) Truscott